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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

April 2, 2002
Date of Report (date of earliest event reported)

Peregrine Systems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-22209 (Commission File Number)	95-3773312 (I.R.S. Employer Identification Number)

3611 Valley Centre Drive
San Diego, CA 92130
(Address of principal executive offices)

(858) 481-5000
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

  (a)
  Former Independent Auditors.

            The Audit Committee of our Board of Directors is responsible for selecting and reviewing the performance of our independent auditors. On April 2, 2002, our Audit Committee decided to terminate the engagement of Arthur Andersen LLP as our independent auditors and to engage KPMG LLP as our new independent auditors, effective immediately.

            The reports of Arthur Andersen LLP on our financial statements for our fiscal years ended March 31, 2000 and March 31, 2001 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

            In connection with the audits performed by Arthur Andersen LLP for fiscal 2000 and 2001 and during the period from April, 1, 2001 through April 2, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement(s) in its reports.

            We have provided a copy of the above disclosures to Arthur Andersen LLP and have requested that Arthur Andersen LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 5, 2002 is filed as appendix 16.1 to this Form 8-K.

  (b)
  New Independent Auditors.

            As indicated above, effective April 2, 2002, we retained KPMG LLP to perform the annual audit of our financial statements for the fiscal year ended March 31, 2002. During fiscal 2000 and 2001 and during the period from April 1, 2001 through April 2, 2002, neither we nor anyone acting on our behalf consulted with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our financial statements, nor did we (or anyone acting on our behalf) consult with KPMG LLP regarding any other matter that was the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Item 304 of Regulation S-K).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 5, 2002
99.1	Press Release, dated April 5, 2002

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: April 5, 2002

PEREGRINE SYSTEMS, INC.

By:	/s/ MATTHEW C. GLESS Matthew C. Gless Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Index	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 5, 2002
99.1	Press Release, dated April 5, 2002

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Exhibit Index